Exhibit 99.1

One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO 63103
News Release

Contacts:

Analysts	Missouri/National Media	Illinois Media	Investors
Bruce Steinke	Tim Fox	Erica Abbett	Investor Services
(314) 554-2574	(314) 554-3120	(618) 236-4329	(800) 255-2237
bsteinke@ameren.com	tfox@ameren.com	eabbett@ameren.com	invest@ameren.com

FOR IMMEDIATE RELEASE

AMEREN REAFFIRMS 2007 EARNINGS GUIDANCE

ST. LOUIS, MO., Nov. 5, 2007—Ameren Corporation (NYSE: AEE) today announced that it will reaffirm at meetings with investors at the 42nd Edison Electric Institute Financial Conference that it expects 2007 GAAP earnings guidance to range between $2.80 and $3.05 per share. Ameren will also reaffirm it expects2007 non-GAAP earnings to range between $3.15 to $3.40 per share.

The 2007 non-GAAP earnings per share guidance excludes a 9 cents per share negative impact from severe January 2007 ice storms; an estimated 26 cents per share negative impact of the settlement agreement among parties in Illinois to provide comprehensive electric rate relief and customer assistance; a 5 cents per share positive impact resulting from the reversal of accruals made in 2006 for low-income energy assistance and energy efficiency program funding commitments in Illinois; and a 5 cents per share negative impact of a Federal Energy Regulatory Commission (FERC) order, which retroactively adjusted prior years’ regional transmission organization costs. Ameren’s earnings guidance for 2007 assumes normal weather for the balance of 2007 and is subject to, among other things, regulatory and legislative decisions, plant operations, energy market and economic conditions, the impact of severe storms, unusual or otherwise unexpected gains or losses and other risks and uncertainties outlined in Ameren’s Forward-looking Statements.

Ameren Executive Vice President and Chief Financial Officer Warner L. Baxter will give a presentation to analysts on Tuesday, Nov. 6, 2007, at the 42nd Edison Electric Institute Financial Conference. The presentation will be at 10:30 a.m. Eastern Time (9:30 a.m. Central Time). This presentation is being webcast and can be accessed at www.ameren.com. A playback of the call will also be available on Ameren’s web site for one year.

Ameren will release its earnings for the three and nine months ended Sept. 30, 2007, on Friday, Nov. 9, 2007, and will conduct a conference call for analysts at 9:00 a.m. Central Time on

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that day. Warner L. Baxter, Ameren Executive Vice President and CFO and Martin J. Lyons, Ameren Vice President and Controller, will discuss third quarter 2007 financial results and other matters related to the company.  This hour-long call will be broadcast live on the Internet at www.ameren.com. A playback of the call will also be available on Ameren’s web site for one year

With assets of over $20 billion, Ameren serves approximately 2.4 million electric customers and almost one million natural gas customers in a 64,000 square mile area of Missouri and Illinois. Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a generating capacity of more than 16,400 megawatts.

Regulation G Statement

The 2007 non-GAAP earnings per share guidance excludes the impact of January 2007 severe storms, a March 2007 FERC order that increased regional transmission organization costs, the reversal of accruals made in 2006 for low-income energy assistance and energy efficiency program funding commitments in Illinois and the earnings impact of the 2007 settlement agreement among parties in Illinois for comprehensive electric rate relief and customer assistance. Ameren believes this information is useful because it enables readers to better understand the impact of these factors on Ameren’s results of operations and earnings per share.

Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in our filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such forward-looking statements:

•
regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of pending AmerenCIPS, AmerenCILCO and AmerenIP rate proceedings or future legislative actions that seek to limit rate increases;

•
uncertainty as to the implementation of the Illinois electric settlement agreement on Ameren and its Illinois utilities and generating companies, including in respect of the new power procurement process in Illinois for 2008 and 2009;

•	changes in laws and other governmental actions, including monetary and fiscal policies;
•
the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

•	the effects of participation in the Midwest Independent Transmission System Operator;
•
the availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;
•	prices for power in the Midwest;
•	business and economic conditions, including their impact on interest rates;

•	disruptions of the capital markets or other events that make access to necessary capital more difficult or costly;
•	the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
•	actions of credit rating agencies and the effects of such actions;
•	weather conditions and other natural phenomena;
•	the impact of system outages caused by severe weather conditions or other events;
•	generation plant construction, installation and performance, including costs associated with AmerenUE’s Taum Sauk pumped-storage hydroelectric plant incident and the plant’s future operation;
•	recoverability through insurance of costs associated with AmerenUE’s Taum Sauk pumped-storage hydroelectric plant incident;
•	operation of AmerenUE’s nuclear power facility, including planned and unplanned outages, and decommissioning costs;
•	the effects of strategic initiatives, including acquisitions and divestitures;
•
the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be introduced over time, which could have a negative financial effect;

•	labor disputes, future wage and employee benefits costs, including changes in returns on benefit plan assets;
•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments;
•	the cost and availability of transmission capacity for the energy generated or required to satisfy energy sales;
•	legal and administrative proceedings; and
•	acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events, or otherwise.

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